EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This First Amendment to the Amended and Restated Stockholders’ Agreement (this “Amendment”) is made as of February 5, 2025 (“Effective Date”), by and among (i) AST SpaceMobile, Inc., a Delaware corporation (the “Company”); (ii) Abel Avellan (“Avellan”); (iii) Antares Technologies LLC, a Delaware limited liability company (“Antares”); (iv) Vodafone Ventures Limited, a private limited company incorporated under the Laws of England and Wales (“Vodafone”); (v) Rakuten Mobile, Inc., a Japan corporation (as assignee of Rakuten Mobile USA Service Inc., a Delaware corporation (“RMUSA”)) (“Rakuten”); (vi) ATC TRS II LLC, a Delaware limited liability company (“American Tower” and, together with Vodafone, Antares, Rakuten and Avellan, the “Stockholder Parties”); and (vii) AT&T Venture Investments, LLC, a Delaware limited liability company (“AT&T”, and together with the Company and the Stockholder Parties, the “Parties”) and amends that certain Amended and Restated Stockholders’ Agreement dated June 5, 2024 by and among the Parties (the “Agreement”).

RECITALS

WHEREAS, on October 10, 2024, RMUSA, then a party to the Agreement and subsidiary of Rakuten, completed a blocker merger with subsidiaries of the Company, pursuant to which Rakuten became the owner of the economic interests in the Company previously held by RMUSA and the separate corporate existence of RMUSA ceased;

WHEREAS, in accordance with Section 18(b) of the Agreement on October 10, 2024, RMUSA assigned all of its rights and obligations under the Agreement to Rakuten as a Permitted Transferee and Rakuten executed a Joinder Agreement to join as a party to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement with respect to Rakuten’s right to appoint the Rakuten Designees and to make certain other changes and the Parties agree to such an amendment.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Defined Terms. All defined terms not otherwise defined herein shall have the meanings given to them in the Agreement.

2.	Addition of Rakuten As Party. The Parties acknowledge and agree that Rakuten became party to the Agreement as of October 10, 2024 and assumed all rights and obligations of RMUSA under the Agreement.

3.	Amendment. Effective as of the Effective Date, the Agreement shall hereby be amended as follows:

(a)	The defined term “Sunset Date” set forth in Section 1 is amended and restated as follows:

“Sunset Date” shall mean, the first date, following the Closing Date, on which either (i) Avellan retires or resigns from the Board of Directors, (ii) the Avellan Holders Beneficially Own a number of shares of Class A Common Stock representing less than twenty percent (20%) of the number of shares of Class A Common Stock Beneficially Owned by the Avellan Holders immediately following the Closing Date (assuming, for this purpose, that all outstanding OpCo Common Units are and were exchanged at the applicable times of measurement by the Stockholder Parties for shares of Class A Common Stock in accordance with the OpCo LLCA and without regard to any other restriction on exchange) or (iii) Avellan dies or becomes Permanently Incapacitated.

(b)	Section 3(a) is amended and restated as follows:

(a) Board Representation. The Board shall consist of twelve (12) directors, with two (2) director seats being vacant, which seats Avellan may fill at any time. From and after the Closing Date, until the Sunset Date, each Stockholder Party shall take all Necessary Action to cause Avellan to be the chairperson of the Board. Notwithstanding the foregoing, on the first date after the Closing Date upon which the Avellan Holders cease collectively to own voting stock of the Company bearing at least fifty percent (50%) of the outstanding voting power of the Company, the size of the Board shall, if greater than eleven (11) members on such date, be reduced to eleven (11) members (of which, for the avoidance of doubt, Avellan shall have the right to nominate five (5) members in accordance with Section 3(b)(ii)(A)).

(c)	Section 3(e)(i) is amended and restated as follows:

(e)	Rakuten Designees.

(i) Until the First Rakuten Fall-Away Date, the Rakuten Holders shall have the right to appoint one (1) observer to the Board (the “Rakuten Observer”). The Rakuten Holders agree to cause such observer to be subject to confidentiality obligations similar in scope to the confidentiality obligations of the directors of the Company under applicable law. The Rakuten Observer (a) shall be entitled to attend (in person or by electronic means) any and all meetings of the Board (not including any meetings of any committee thereof) and shall receive an invitation to each such meeting at the same time that the invitation(s) for such meeting are given to members of the Board and (b) shall be provided with all information and materials provided to the Board (not including any information and materials provided to any committees thereof) at the same time that it is provided or made available to members of the Board, in each case, subject to applicable laws and preservation of legal privilege; provided that, such Rakuten Observer shall recuse himself, herself or themself (and the Board may require such Board Observer to be recused) from that portion of any meetings of the Board during which matters pertaining to any commercial agreements or arrangements with Rakuten or its Affiliates will be discussed or voted upon, as determined by the Board. In the event of such recusal, the Board will be entitled to withhold from the Rakuten Observer any information and materials provided to the Board that relate to the recused matters. Until the Second Rakuten Fall-Away Date, the Rakuten Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the Stockholder Parties will appoint and vote for, one (1) member of the Board (the “Rakuten Designee”), who shall be designated by the Rakuten Holders.

(d) Section 3(i) is amended and restated as follows:

(i) Resignation; Removal; Vacancies. Any Designating Party having the right to designate a director pursuant to Section 3(b), Section 3(c), Section 3(d), Section 3(e), Section 3(f) or Section 3(g) may give notice to the Stockholder Parties that it requests the Stockholder Parties to vote in favor of the removal of any of its designees from the Board. Such request may, but is not required, to state cause for the requested removal of such director. Upon receipt of such notice by the Stockholder Parties and in accordance with such request by such Designating Party, each Stockholder Party hereby agrees that such Stockholder Party shall vote all Voting Shares Beneficially Owned by such Stockholder Party to remove such designee from the Board pursuant to Section 141(k) of the Delaware General Corporation Law (the “DGCL”). Such vote may be accomplished by a vote at a duly called meeting of the stockholders of the Company, in accordance with Section 211 of the DGCL, or, to the extent permissible by the Charter and the By-Laws, by written consent, in accordance with Section 228 of the DGCL. The Designating Party who designated such resigned or removed director (or such Designating Party’s successors or Permitted Transferees) shall have the exclusive right to designate a replacement for such member of the Board, which individual shall be appointed and approved pursuant to Section 3(b), Section 3(c), Section 3(d), Section 3(e), Section 3(f) or Section 3(g), as applicable, for so long as such Designating Party is entitled to designate such nominee pursuant to such sections.

4.	Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Agreement as contemplated by Section 16 (Amendments and Waivers) thereof. This Amendment shall be deemed effective as of the date hereof as if executed by the Parties on such date.

5.	No Other Amendment. Except as expressly amended by this Amendment, the Parties make no other amendments or changes to the Agreement and the Agreement remains in full force and effect.

6.	General. The following Sections of the Agreement shall be deemed incorporated into, made part of and shall apply mutatis mutandis to this Amendment: Section 16 (Amendments and Waivers); Section 18 (Assignment); Section 22 (Governing Law); Section 23 (Jurisdiction); Section 24 (Waiver of Jury Trial); Section 25 (Counterparts) and Section 26 (Notices).

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IN WITNESS WHEREOF, the undersigned has duly executed this Amendment.

COMPANY:

AST SpaceMobile, Inc.
a Delaware corporation

By:	/s/ Abel Avellan
Name:	Abel Avellan
Title:	Chairman & CEO

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the Effective Date.

STOCKHOLDER PARTY:

Abel Avellan

/s/ Abel Avellan
Abel Avellan

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the Effective Date.

STOCKHOLDER PARTY:

Antares Technologies LLC
a Delaware limited liability company

By:	/s/ Ana Teresa Arismendi
Name:	Ana Teresa Arismendi
Title:	Secretary & Treasurer

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the Effective Date.

STOCKHOLDER PARTY:

Vodafone Ventures Limited
a private limited company organized under the Laws of England and Wales

By:	/s/ Edward Verner
Name:	Edward Verner
Title:	M&A Executive

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the Effective Date.

STOCKHOLDER PARTY:

Rakuten Mobile, Inc.
a corporation organized under the Laws of Japan

By:	/s/ Shunsuke Yazawa
Name:	Shunsuke Yazawa
Title:	Representative Director and President

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the Effective Date.

STOCKHOLDER PARTY:

ATC TRS II LLC
a Delaware limited liability company

By:	/s/ Edward Knapp
Name:	Edward Knapp
Title:	Chief Technology Officer

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the Effective Date.

AT&T Venture Investments, LLC
a Delaware limited liability company

By:	/s/ Vikram Taneja
Name:	Vikram Taneja
Title:	Vice President